Exhibit 10.1

AGREEMENT FOR ADOPTION AND ASSUMPTION OF
THE MEN’S WEARHOUSE, INC. EQUITY INCENTIVE PLANS

THIS AGREEMENT is entered into by and between The Men’s Wearhouse, Inc., a Texas corporation (“TMW”), and Tailored Brands, Inc., a Texas corporation (“TBI”).

W I T N E S S E T H :

WHEREAS, TMW previously adopted and continues to maintain (a) The Men’s Wearhouse, Inc. 1992 Non-Employee Director Stock Option Plan, (b) The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan, and (c) The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan, as each such plan is amended and in effect (individually, a “TMW Equity Incentive Plan” and collectively, the “TMW Equity Incentive Plans”);

WHEREAS, pursuant to that Agreement and Plan of Merger dated as of January 26, 2016 (the “Merger Agreement”), by and among TMW, TBI and HoldCo Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of TBI (“Merger Sub”), TMW created a new holding company structure by merging into Merger Sub and thus becoming a direct, wholly owned subsidiary of TBI, as a result of which each share of the common stock, par value $0.01 per share of TMW (“TMW Common Stock”), outstanding immediately prior to the Effective Time (as that term is defined in the Merger Agreement) was converted on a one-for-one basis into a share of common stock, par value $0.01 per share of TBI (“TBI Common Stock”), and the TMW Common Stock ceased to be listed on the New York Stock Exchange and the TBI Common Stock began to be listed on the New York Stock Exchange;

WHEREAS, Section 3.1 of the Merger Agreement provides that at the Effective Time, TBI shall assume sponsorship of, and all obligations of TMW under, each TMW Equity Incentive Plan and the Board of Directors of TBI (or, as applicable, a committee thereof) shall assume the authority of the Board of Directors of TMW (or, as applicable, a committee thereof) under each such TMW Equity Incentive Plan; and

WHEREAS, this Agreement sets forth the terms and provisions agreed upon by TBI and TMW for the adoption and assumption by TBI of the TMW Equity Incentive Plans.

NOW, THEREFORE, effective as of the Effective Time (as that term is defined in the Merger Agreement), TBI and TMW agree as follows:

1.                                      TBI (a) adopts and assumes sponsorship of each of the TMW Equity Incentive Plans and (b) assumes and agrees to perform or provide for all of the responsibilities, duties, liabilities and obligations under the TMW Equity Incentive Plans and all award agreements issued thereunder (individually, a “TMW Award”, and collectively, the “TMW Awards”).

2.                                      Each outstanding TMW Award payable in or otherwise determined with respect to TMW Common Stock shall be converted, without any further action on the part of TBI or TMW, to an award to acquire, or determined with respect to, that number of shares of TBI Common Stock equal to the number of shares of TMW Common Stock that could have been acquired or were otherwise represented in such TMW Award.  Any such TMW Award with an exercise, grant or similar price shall have the same exercise, grant or similar price after the conversion.

3.                                      The total number of shares of TBI Common Stock available under each TMW Equity Incentive Plan will equal the total number of shares of TMW Common Stock that was available at the Effective Time under such plan.

4.                                      TMW, its Board of Directors and any committees of the TMW Board of Directors cease to be responsible for the administration of the TMW Equity Incentive Plans and all TMW Awards.

5.                                      TBI, its Board of Directors and the appropriate committees of the TBI Board of Directors shall be responsible for the administration of the TMW Equity Incentive Plans and all TMW Awards.

6.                                      All references in the TMW Equity Incentive Plans and outstanding TMW Awards to TMW shall be to TBI and all references to TMW Common Stock shall be to TBI Common Stock.

7.                                      The name of The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan will be changed from “The Men’s Wearhouse, Inc. 2004 Long-Term Incentive Plan” to the “Tailored Brands, Inc. 2004 Long-Term Incentive Plan” and the definition of the term “Plan” in Section 2.40 of the plan shall be revised accordingly.

8.                                      TBI agrees to be bound by all of the terms, provisions, limitations and conditions of the TMW Equity Incentive Plans.

9.                                      The agreements made hereunder are made in accordance with and subject to the provisions contained in the Merger Agreement.

10.                               This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

11.                               This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Effective Time (as that term is defined in the Merger Agreement)

THE MEN’S WEARHOUSE, INC.

By:	/s/ LAUREL C. PIES
Name:	Laurel C. Pies
Title:	Senior Vice President — Compensation &
Benefits

TAILORED BRANDS, INC.

By:	/s/ A. ALEXANDER RHODES
Name:	A. Alexander Rhodes
Title:	Executive Vice President, General Counsel
and Chief Compliance Officer